                                                                   EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in this Amendment No. 2 to the Registration Statements on Form S-1 of our report dated April 11, 2001, as it relates to the consolidated financial statements of Aquis Communications Group, Inc. and subsidiaries for the year ended December 31, 2000, which appear in such statement. We also consent to the references to us under the heading "Experts" and "Selected Consoldiated Financial and Other Data" in such registration statement.



/s/ Wiss & Company, LLP
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Wiss & Company, LLP
Livingston, New Jersey
August 21, 2001